Exhibit 21.1
MEDCO HEALTH SOLUTIONS, INC.
List of Wholly-Owned Subsidiaries
As of December 25, 2010

Jurisdiction of
Subsidiary Name	Incorporation/Formation
Accredo Care Network, Inc.	Delaware
Accredo Health, Incorporated	Delaware
Accredo Health Group, Inc.	Delaware
AHG of New York, Inc.	New York
BioPartners In Care, Inc.	Missouri
Careology Limited	England & Wales
CCS Infusion Management, LLC	Delaware
CCSI Holding 3, LLC	Delaware
CDR Limited	England & Wales
Critical Care Systems of New York, Inc.	New York
Critical Care Systems, Inc.	Delaware
DNA Direct, Inc.	Delaware
Envision Pharma Inc.	Connecticut
Envision Pharma Limited	England & Wales
Europa Apotheek Venlo B.V.	Netherlands
Europa Apotheek Service Venlo B.V.	Netherlands
Evidence Scientific Solutions Limited	England & Wales
Evidence Scientific Solutions, Inc.	Delaware
GHK Beleggingsmaatschappij Venlo B.V.	Netherlands
Home Healthcare Resources, Inc.	Pennsylvania
Infinity Infusion Care, Ltd.	Texas
Infinity Infusion II, LLC	Delaware
Infinity Infusion, LLC	Delaware
Institute for Medical Education & Research, Inc.	Florida
Liberty Healthcare Group, Inc.	Delaware
Liberty Healthcare Pharmacy of Nevada, LLC	Nevada
Liberty Lane Condominium Association, Inc.	Florida
Liberty Lane Development Company, Inc.	Florida
Liberty Marketplace, Inc.	Delaware
Liberty Medical Supply, Inc.	Florida
Medco at Home, L.L.C.	Delaware
Medco CDUR, L.L.C.	Delaware
Medco CHP, L.L.C.	Delaware
Medco Containment Insurance Company of New York	New York
Medco Containment Life Insurance Company	Pennsylvania
Medco Continuation Health, L.L.C.	Delaware
Medco Europe, L.L.C.	Delaware
Medco Europe II, L.L.C.	Delaware
Medco Health, L.L.C.	Delaware
Medco Health New York Independent Practice Association, L.L.C.	New York
Medco Health Puerto Rico, L.L.C.	Delaware
Medco Health Receivables, L.L.C.	Delaware
Medco Health Services, Inc.	Delaware
Medco Health Solutions GmbH	Germany
Medco Health Solutions of Columbus North, Ltd.	Ohio
Medco Health Solutions of Columbus West, Ltd.	Ohio
Medco Health Solutions of Fairfield, L.L.C.	Pennsylvania
Medco Health Solutions of Franklin Lakes, L.L.C.	New Jersey
Medco Health Solutions of Henderson, Nevada, L.L.C.	Delaware
Medco Health Solutions of Hidden River, L.C.	Florida
Medco Health Solutions of Illinois, L.L.C.	Delaware
Medco Health Solutions of Indiana, L.L.C.	Delaware
Medco Health Solutions of Irving, L.L.C.	Delaware
Medco Health Solutions of Las Vegas, L.L.C.	Nevada
Medco Health Solutions of Netpark, L.L.C.	Delaware
Medco Health Solutions of North Versailles, L.L.C.	Pennsylvania
Medco Health Solutions of Richmond, L.L.C.	Virginia
Medco Health Solutions of Spokane, L.L.C.	Delaware
Medco Health Solutions of Texas, L.L.C.	Texas
Medco Health Solutions of Willingboro, L.L.C.	New Jersey
Medco International B.V.	Netherlands
medcohealth.com, L.L.C.	New Jersey
Medco of Willingboro Urban Renewal, L.L.C.	New Jersey

Jurisdiction of
Subsidiary Name	Incorporation/Formation
Medco Pharmacy, L.L.C.	Delaware
Medco Research Institute, L.L.C.	Delaware
MHS Holdings, C.V.	Netherlands
MWD Insurance Company	New York
National Rx Services No. 3, Inc. of Ohio	Ohio
NEV Acquisition Co., Inc.	Delaware
P-Star Acquisition Co., Inc.	Delaware
PolyMedica Corporation	Massachusetts
Proherant Health, Inc.	Delaware
Systemed, L.L.C.	Delaware
TherapEase Cuisine, Inc.	Wisconsin
UBC Clinical Technologies Limited	England & Wales
UBC Clinical Technologies, LLC	California
UBC Health Care Analytics, Inc.	Delaware
UBC Late Stage (UK) Limited	England & Wales
UBC Late State, Inc.	Missouri
UBC Market Access Limited	England & Wales
UBC Scientific Solutions, Limited	England & Wales
UBC Scientific Solutions, Inc.	Delaware
UBC Specialty Clinical Services Limited	England & Wales
UBC Specialty Clinical Services, LLC	Delaware
United BioSource Corporation	Delaware
United BioSource (Germany) GmbH	Germany
United BioSource (HCA Canada) Company	Canada
United BioSource (London) Limited	England & Wales
United BioSource (Suisse) SA	Switzerland
United BioSource Corporation, sro	Czech Republic
United BioSource Holding (Canada) Company	Canada
United BioSource Holding (EU) BV	Netherlands
United BioSource Holding (UK) Limited	England & Wales
United BioSource Japan KK	Japan